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                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

                                   --------------


                                      FORM 8-A


                 FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                           SECURITIES EXCHANGE ACT OF 1934

                                    RADIUS, INC.
                             ------------------------
               (Exact name of registrant as specified in its charter)

        CALIFORNIA                                      68-0101300
--------------------------                       ------------------------
(State of incorporation or organization)                (I.R.S. Employer
                                                    Identification Number)


   215 MOFFETT PARK DRIVE
   SUNNYVALE, CALIFORNIA                                      94089
--------------------------                       ------------------------
(Address of principal executive offices)                    (Zip Code)

      Securities to be registered pursuant to Section 12(b) of the Act:

                                     NONE

      Securities to be registered pursuant to Section 12(g) of the Act:

                    SERIES A CONVERTIBLE PREFERRED STOCK
                    ------------------------------------
                               (Title of Class)

                     WARRANTS TO PURCHASE COMMON STOCK
                     ---------------------------------
                               (Title of Class)


                                        4

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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The description of the Common Stock of Registrant set forth under the caption "Description of Capital Stock" in Registrant's Registration Statement on Form S-1 (File No. 333-12417) as originally filed with the Securities and Exchange Commission (the "COMMISSION") on September 20, 1996, and as subsequently amended by Post-Effective Amendment No. 1 to Registration Statement on Form S-1, filed with the Commission on January 16, 1997 and declared effective on January 22, 1997 (the "REGISTRATION STATEMENT"), and in the Prospectus included in the Registration Statement, is hereby incorporated by reference in response to this item.



ITEM 2.  EXHIBITS.

         THE FOLLOWING EXHIBITS ARE FILED HEREWITH OR INCORPORATED HEREIN BY
REFERENCE:

         EXHIBIT
         NUMBER                       EXHIBIT TITLE OR DESCRIPTION
         ------                       ----------------------------

         3.01         A               Registrant's Sixth Amended and Restated
                                      Articles of Incorporation. (1)

                      B Certificate of Amendment of Registrant's Sixth Amended and Restated Articles of Incorporation. (2)

                      C Certificate of Amendment of Registrant's Sixth Amended and Restated Articles of Incorporation. (3)

                      D Certificate of Determination of Preferences of Series A Convertible Preferred Stock of Radius Inc. (3)

         3.02         --              Registrant's Bylaws. (4)

         4.01         --              Specimen Certificate for shares of Series
                                      A Convertible Preferred Stock of the
                                      Registrant. (3)

         4.02         A               Warrant dated September 13, 1995 between
                                      IBM Credit Corporation and the Registrant.
                                      (3)

                      B Warrant dated October 13, 1996, between Mitsubishi Electronics America, Inc. and the Registrant. (5)

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        99.01                         The description of Registrant's capital
                                      stock set forth under the caption
                                      "Description of Capital Stock" on pages 50 to 52 of the Prospectus included in the Registration Statement.

---------------------

(1) Incorporated by reference to exhibits to the Company's Report on Form 10-K filed on December 24, 1990.

(2) Incorporated by reference to exhibits to the Company's Report on Form 10-K filed on December 15, 1995.

(3) Previously filed as an exhibit to the Company's Registration Statement on Form S-1 (File No. 333-12417) filed on September 20, 1996.

(4) Incorporated by reference to exhibits to the Company's Registration Statement on Form S-8 filed on April 29, 1992 (File No. 33-47525).

(5) Previously filed as an exhibit to the Company's Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-12417) filed on November 12, 1996.

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                                      SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated: January 24, 1997                     Radius Inc.



                                         By:   /s/  Cherrie L. Fosco
                                            ------------------------------------
                                            Cherrie L. Fosco
                                            Chief Financial Officer